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                                  EXHIBIT 23.3

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                                                                    Exhibit 23.3

September 20, 2002


Board of Directors
Finger Lakes Bancorp, Inc.
470 Exchange Street
Geneva, NY 14456

Re: Consent of Endicott Financial Advisors, L.L.C.

Gentlemen:

We hereby consent to the inclusion in the proxy statement-prospectus forming part of this Registration Statement on Form S-4 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. of our opinion attached thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion, the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "Opinion of Financial Advisor" therein. In giving such consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder or (ii) that we are experts with respect to any part of the proxy statement-prospectus within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated herein.



/s/ Endicott Financial Advisors, LLC

Endicott Financial Advisors, L.L.C.